Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of this               day of                         , 2004, by and among NEON Systems, Inc., a Delaware corporation (the “Company”) and the Shareholders (as defined below).

Recitals

WHEREAS, the Company and the Shareholders have entered into that certain Combination Agreement of even date herewith (the “Combination Agreement”), pursuant to which InnerAccess Technologies Inc. (“InnerAccess”) and Merger Sub (as such term is defined in the Combination Agreement), inter alia, have amalgamated (the “Amalgamation”) to form Neon Systems Canada Inc. (“Amalco”) and pursuant to which the issued and outstanding shares in the capital of InnerAccess, other than such shares held by the Merging Shareholders (as such term is defined in the Combination Agreement), and the issued and outstanding shares in the capital of each of the Merging Shareholders were exchanged for, among other things, Amalco Class B Redeemable Shares, par value equal to the Canadian dollar equivalent of the product of 0.02952 and the closing price of the Common Stock on the Nasdaq National Market on the last trading day prior to the Closing Date (calculated at the Canadian Dollar Exchange Rate on the day prior to the Closing Date) per share, (the “Redeemable Shares”) and each such Redeemable Share was redeemed by Amalco immediately after the Amalgamation in consideration for 0.02952 of a share of the Company’s common stock, par value US$0.01 per share (the “Common Stock”); and

WHEREAS, the Combination Agreement provides that the Shareholders shall have registration rights as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.             Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Shareholders” shall mean those persons set forth on Exhibit I hereto.

“Registrable Securities” shall mean any Common Stock held by the Shareholders and any Common Stock issued (or issuable upon the conversion or exercise of any warrant, option, right or other security (a “Convertible Security”) which is issued) as a dividend or other distribution by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case with respect to, or in exchange for or in replacement of the Common Stock received by the Shareholders pursuant to the Amalgamation; excluding in all cases, however, any Registrable

Securities sold in a transaction pursuant to a registration statement (including one under this Agreement), a transaction pursuant to Rule 144 promulgated under the Securities Act or any other transaction in which registration rights are not transferred.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for the Shareholders.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Shareholders and, except as set forth above, all fees and disbursements of counsel for any Shareholders.

Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Combination Agreement.

2.             Registration Rights.

2.1           Company Registration.

(a)           Notice of Registration.  If, at any time or from time to time prior to the expiration of the Restricted Period, the Company shall determine to register any of its Common Stock, either for its own account or the account of any security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act, the Company will:

(i)    promptly give to the Shareholders written notice thereof (which notice shall be given not less than thirty (30) days prior to the effective date of the Company’s registration statement relating to such registration); and

(ii)   include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made by any Shareholder, within twenty (20) days after receipt of such written notice from the Company and the Company shall use its best efforts to cause a registration statement covering the Registrable Securities to become effective under the Securities Act.  Following a request by any Shareholder to have Registrable Securities included in a registration by the Company, any Shareholder, individually, may determine how many shares of Common Stock, if any, they wish to include in any such registration.

(b)           Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Shareholders as part of the written notice given pursuant to Section 2.1(a)(i).  In such event the right of Shareholders to registration pursuant to Section 2.1 shall be conditioned upon such Shareholders’ participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.  The Shareholders and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 2.1, if the managing underwriter reasonably determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and underwriting as follows: the number of Registrable Securities that may be included in the registration and underwriting by the Shareholders shall be determined, subject to Section 2.2 below, by multiplying the number of shares of Common Stock of all selling shareholders, including the Company, which the managing underwriter is willing to include in such registration and underwriting, times a fraction, the numerator of which is the number of Registrable Securities held by the Shareholders, and the denominator of which is the total number of shares of Common Stock (including the Registrable Securities) which all selling shareholders, including the Company, have requested to have included in such registration and underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any such person to the nearest 100 shares.  If any Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date and such withdrawal shall not prevent the Shareholder from again exercising his registration rights in respect of such withdrawn Registrable Securities as described in subsection (a) above.

(c)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not the Shareholders have elected to include securities in such registration.

2.2           Expenses of Registration.  All Registration Expenses incurred in connection with all registrations pursuant to Section 2.1 shall be borne by the Company.  Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Shareholders shall be borne by the Shareholders pro rata on the basis of the number of shares so registered.

2.3           Registration Procedures.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep Shareholders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.  At its expense, the Company will:

(a)           Prepare and file with the Commission a registration statement with respect to the securities to be registered, including, without limitation, the Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred and twenty (120) days or until the distribution described in the Registration Statement has been completed, provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period any Shareholder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in the registration statement.

(b)           Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and the Shareholders notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any NASDAQ or securities exchange listing.

(c)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement.

(d)           Furnish to the Shareholders such reasonable number of copies of such registration statement and each amendment or supplement thereto, a prospectus, including any preliminary or summary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public offering of Registrable Securities owned by them.

(e)           Use its best efforts to register or qualify the Common Stock covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders and to keep such registration or qualification in effect for so long as such registration statement remains in effect; provided that the Company shall not be required to register in any jurisdictions which require it, in connection therewith or as a condition thereto, to qualify to do business or to file a general consent to service of process or to subject itself to taxation in any such states or jurisdiction.

(f)            In the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order.

2.4           Indemnification.

(a)           To the maximum extent permitted by law, the Company will indemnify and hold harmless Shareholders, each of their officers, directors and partners, and each person controlling Shareholders within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal, or state law, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act or the Securities Exchange Act of 1934, as amended, or any state securities law or any rule or regulation promulgated under the Securities Act or the Securities Exchange Act of 1934, as amended, or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Shareholders, each of their officers and directors, and each person controlling Shareholders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by Shareholders, any controlling person or underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter (if there is an underwriter) or Shareholders if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act provided that the Company has delivered such amended or supplemented preliminary prospectus or final prospectus on a timely basis to permit such delivery or sending.

(b)           To the extent permitted by law, Shareholders will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, and each other person selling securities, each of such person’s officers and directors and each person controlling such persons within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Shareholders of any rule or regulation promulgated under the Securities Act applicable to Shareholders and relating to action or inaction required of Shareholders in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by

Shareholders specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Shareholders (which consent shall not be unreasonably withheld).  Notwithstanding the foregoing, the liability of Shareholders under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by Shareholders, unless such liability arises out of or is based on willful conduct by Shareholders. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or (if there is no underwriter) any other person if a copy of the final prospectus filed pursuant to such rules was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(c)           Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

(d)           If the indemnification provided for in this Section 2.4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering, including, without limitation, the Shareholders (the “Selling Shareholders”) on the other from the offering of the Company securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other.  The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4(d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.4(c) hereof.  Notwithstanding the provisions of this Section 2.4(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder.  No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.5           Certain Information.

(a)           Shareholders agree, with respect to any Registrable Securities included in any registration to furnish to the Company such information regarding the Shareholders, the Registrable Securities and the distribution proposed by Shareholders as the Company may reasonably request in writing from the Shareholders and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.1.

(b)           The failure of Shareholders to furnish the information requested pursuant to Section 2.5(a) shall not affect the obligation of the Company under Section 2.1 to the other Selling Shareholders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

2.6           No Transfer of Rights.  The registration rights contemplated herein are not transferable and shall not inure to the benefit of any person other than Shareholders.

2.7           Non-Impairment of Rights.  The Company hereby covenants and agrees that it will not grant to any other person registration rights that are superior to or that would interfere with the registration rights granted to Shareholders hereunder.

3.             Miscellaneous.

3.1           Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to internal principles of conflict of laws.

3.2           Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3           Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.  Except as expressly provided herein, this Agreement, or any provision hereof, may be amended, waived, discharged or terminated only upon the written consent of the Company and the holders of two-thirds (2/3) of the Registrable Securities subject to the terms hereof.

3.4           Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed:

(a) if to the Company, to

NEON Systems, Inc.

14100 Southwest Freeway, Suite 500

Sugar Land, Texas 77478

Fax: (281) 634-8282

Attention:  General Counsel

with a copy to:

Fax:

Attention:

(b) if to the Shareholders at the respective addresses of the Shareholders set out in Exhibit 1 to this Agreement

(c)           Any party may change its address for notice under this Agreement by notice to the other party in accordance with this Section.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt.

3.5           Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

3.7           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

3.8           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective upon the date first set forth above.

Company:

NEON SYSTEMS, INC.

By:
Name:
Title:

Shareholders:

Exhibit I

Shareholder	Address	Shares of Common Stock